Exhibit 10.9

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement (this “Amendment”) is effective as of January 1, 2026, by and between Liberty Media Corporation, a Delaware corporation (the “Company”), and John C. Malone (“Executive”), and amends the Restated and Amended Employment Agreement between Tele-Communications, Inc. and Executive dated as of November 1, 1992, as amended on March 9, 1999, January 1, 2003, March 29, 2007 and January 1, 2009 (the “Employment Agreement”).

The Company and Executive desire to further amend the Employment Agreement as set forth herein.

Intending to be legally bound, the Company and Executive agree as follows:

1.Services to be Rendered by Executive. The first sentence of Section 2 of the Employment Agreement is amended in its entirety to read as follows:

“Executive agrees to serve the Company as Chairman Emeritus.”

2.Effect on Employment Agreement. Except as amended by the preceding provision of this Amendment, the Employment Agreement shall remain in full force and effect according to its terms.

3.Governing Law. This Amendment shall be interpreted and construed under the internal laws of the State of Colorado, without reference to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have signed this Amendment to be effective as of the date first written above.

LIBERTY MEDIA CORPORATION

By:  /s/Renee L. Wilm

Name: Renee L. Wilm

Title: Chief Legal Officer and

Chief Administrative Officer

/s/ John C. Malone

John C. Malone